                                                                     Exhibit 5.0

                       [LOGO OF ARTHUR J. GALLAGHER & CO.]

June 26, 2003


SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street N.W.
Washington, D.C. 20549

          Re:   Arthur J. Gallagher & Co.
                Registration Statement on Form S-8

Ladies and Gentlemen:

          I am counsel for Arthur J. Gallagher & Co. (the "Company") in connection with the above referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 4,000,000 shares of the Company's Common Stock, par value $1.00 per share (the "Shares"), together with 4,000,000 Common Share Purchase Rights of the Company (the "Rights") associated therewith, to be issued pursuant to the terms of the Company's Employee Stock Purchase Plan (the "Plan"). The terms of the Rights are set forth in the Rights Agreement dated as of May 12, 1987 between the Company and Harris Trust & Savings Bank, as Rights Agent, and as amended on July 19, 1996 (the "Rights Agreement").

          In this connection, I have examined the originals or copies identified to my satisfaction of such documents, corporate and other records, certificates, and other papers as I deemed necessary to examine for purposes of this opinion.

          Based upon such examination, I am of the opinion that:

          1. The Shares of Common Stock will be legally issued, fully paid and nonassessable (i) when the Registration Statement shall have become effective under the Securities Act; (ii) the Shares shall have been duly issued and delivered in the manner contemplated by the Plan; and (iii) certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the persons entitled thereto against receipt of the agreed consideration, if any, provided in accordance with the Plan.

          2. The Rights associated with the Shares will be legally issued when such Rights have been duly issued in accordance with the terms of the Rights Agreement and the Shares have been duly issued and delivered as set forth in paragraph 1.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Registration Statement and the related Prospectus.

SECURITIES AND EXCHANGE COMMISSION
June 26, 2003
Page 2


                                              Very truly yours,


                                              /s/ John C. Rosengren
                                              ----------------------------------
                                              JOHN C. ROSENGREN
                                              Vice President and General Counsel